Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No’s. 33-49262, 333-26225, 333-28883, 333-28885, 333-30352, 333-38535, 333-57482, 333-66952, 333-66954, 333-82306, 333-83574, 333-84008, 333-97707, 333-108297, 333-112331 and 333-115028, on Form S-8, Registration Statement No. 333-64572 on Form S-3, Registration Statement No’s. 333-38924, 333-40870, 333-44698, 333-46564, 333-83767 on Form S-3/A, and Registration Statement No. 333-45916 on Form S-4/A, of our report dated March 29, 2005 (January 18, 2006, as to the effects of the restatement discussed in Note 1) relating to the financial statements and financial statement schedules of The AES Corporation, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to certain accounting changes and an explanatory paragraph relating to the restatement as discussed in Note 1), and of our report on internal control over financial reporting dated March 29, 2005 (January 18, 2006 as to the effect of the material weaknesses as discussed in Management’s Report on Internal Controls over Financial Reporting (as restated), (which report expresses an unqualified opinion on management’s assessment and an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses), appearing in this Annual Report on Form 10-K/A of The AES Corporation for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

McLean, VA

January 18, 2006